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Exhibit 23

Consent of Independent Registered Public Accounting Firm

ML Resources, Inc., General Partner
of ML Macadamia Orchards, L.P.

        We consent to the incorporation by reference in the registration statement on Form S-1 of ML Macadamia Orchards, L.P. of our reports dated March 28, 2012, with respect to our audits of the consolidated balance sheets of ML Macadamia Orchards, L.P. and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of income, partners' capital, and cash flows for each of the three years in the period ended December 31, 2011, all included in the Annual Report on Form 10-K of ML Macadamia Orchards, L.P., filed with the Securities and Exchange Commission.

        We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ ACCUITY LLP
Honolulu, Hawaii
April 4, 2012

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm